PRESS RELEASE

Appendix 99.1

Autoliv Declares Increased Quarterly Dividend

(New York, USA, November 10, 2025) – Autoliv, Inc. (NYSE: ALV and SSE: ALIV.sdb), the worldwide leader in automotive safety systems, today announced that its Board of Directors has declared a quarterly dividend for the fourth quarter of 2025. Autoliv’s quarterly dividend is increased by 2.4% to 87 cents per share, from 85 cents, for the fourth quarter of 2025. Assuming today’s number of shares outstanding, this equals an annualized total dividend of approximately $260 million.

To holders of record on the close of business on Friday, November 21, 2025 the dividend will be payable on:

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Wednesday, December 10, 2025 to holders of Autoliv common stock listed on the New York Stock Exchange (Common Stock); and

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Thursday, December 11, 2025 to holders of Autoliv Swedish Depository Receipts listed on Nasdaq Stockholm (SDRs).

The ex-date will be:

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Friday, November 21, 2025 for holders of Common Stock; and

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Thursday, November 20, 2025 for holders of SDRs.

Inquiries Autoliv:

Investors & Analysts: Anders Trapp, Tel +46 709 578 171
Investors & Analysts: Henrik Kaar, Tel +46 709 578 114

Media: Gabriella Etemad, Tel +46 706 126 424

This information is information that Autoliv, Inc. is obliged to make public pursuant to the EU Market Abuse Regulation. The information was submitted for publication, through the contact person set out above, at 5:08 p.m. ET on November 10, 2025.

About Autoliv

Autoliv, Inc. (NYSE: ALV; Nasdaq Stockholm: ALIV.sdb) is the worldwide leader in automotive safety systems. Through our group companies, we develop, manufacture and market protective systems, such as airbags, seatbelts, and steering wheels for all major automotive manufacturers in the world as well as mobility safety solutions, such as pedestrian protection, connected safety services and safety solutions for riders of powered two wheelers. At Autoliv, we challenge and re-define the standards of mobility safety to sustainably deliver leading solutions. In 2024, our products saved close to 37,000 lives and reduced more than 600,000 injuries.

We have operations in 25 countries, and we drive innovation, research, and development at our 13 technical centers. Our 65,000 employees are passionate about our vision of Saving More Lives and quality is at the heart of everything we do. Sales in 2024 amounted to $10.4 billion. For more information go to www.autoliv.com.

Safe Harbor Statement

This report contains statements that are not historical facts but rather forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include those that address activities, events or developments that Autoliv, Inc. or its management believes or anticipates may occur in the future. All forward-looking statements are based upon our current expectations, various assumptions and data available from third parties. Our expectations and assumptions are expressed in good faith and we believe there is a reasonable basis for them. However, there can be no assurance that such forward-looking statements will materialize or prove to be correct as forward-looking statements are inherently subject to known and unknown risks, uncertainties and other factors which may cause actual future results, performance or achievements to differ materially from the future results, performance or achievements expressed in or implied by such forward-looking statements. Numerous risks, uncertainties and other factors may cause actual results to differ materially from those set out in the forward-looking statements, including general economic conditions and fluctuations in the global automotive market. For any forward-looking statements contained in this or any other document, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and we assume no obligation to update publicly or revise any such statements in light of new information or future events, except as required by law.